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(LOGO)                                              ERNST & YOUNG LLP
                                                    200 Clarendon Street
                                                    Boston, Massachusetts 02116

                                                    Tel: (617) 266 2000

             Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of Transamerica Funds

In planning and performing our audits of the financial statements of Transamerica AEGON Flexible Income, Transamerica AEGON High Yield Bond, Transamerica AEGON Money Market, Transamerica AEGON Short-Term Bond, Transamerica AQR Managed Futures Strategy, Transamerica Asset Allocation - Conservative Portfolio, Transamerica Asset Allocation - Growth Portfolio, Transamerica Asset Allocation - Moderate Growth Portfolio, Transamerica Asset Allocation - Moderate Portfolio, Transamerica BlackRock Global Allocation, Transamerica BlackRock Large Cap Value, Transamerica Clarion Global Real Estate Securities, Transamerica First Quadrant Global Macro, Transamerica Goldman Sachs Commodity Strategy, Transamerica Hansberger International Value, Transamerica ICAP Select Equity, Transamerica Jennison Growth, Transamerica JPMorgan Core Bond, Transamerica JPMorgan International Bond, Transamerica JPMorgan Long/Short Strategy, Transamerica JPMorgan Mid Cap Value, Transamerica Logan Circle Emerging Markets Debt, Transamerica Loomis Sayles Bond, Transamerica MFS International Equity, Transamerica Morgan Stanley Capital Growth, Transamerica Morgan Stanley Emerging Markets Debt, Transamerica Morgan Stanley Growth Opportunities, Transamerica Morgan Stanley Mid-Cap Growth, Transamerica Morgan Stanley Small Company Growth, Transamerica Multi-Managed Balanced, Transamerica Multi-Manager Alternative Strategies Portfolio, Transamerica Multi-Manager International Portfolio, Transamerica Neuberger Berman International, Transamerica Oppenheimer Developing Markets, Transamerica Oppenheimer Small- & Mid-Cap Value, Transamerica PIMCO Real Return TIPS, Transamerica PIMCO Total Return, Transamerica Schroders International Small Cap, Transamerica Systematic Small/Mid Cap Value, Transamerica Third Avenue Value, Transamerica Thornburg International Value, Transamerica TS&W International Equity, Transamerica Water Island Arbitrage Strategy, Transamerica WMC Diversified Equity, Transamerica WMC Diversified Growth, Transamerica WMC Emerging Markets, and Transamerica WMC Quality Value (collectively, the "Funds") as of and for the period ended October 31, 2011, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable
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(LOGO)

assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of October 31, 2011.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

                                                  -s- Ernst & Young LLP

December 30, 2011